UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

     Date of report (Date of earliest event reported)                                                             March 22, 2005

Delphi Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-14787	38-3430473
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5725 Delphi Drive, Troy, MI		48098
(Address of Principal Executive Offices)		(Zip Code)

(248) 813-2000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE
SIGNATURE

ITEM 7.01 REGULATION FD DISCLOSURE

On March 22, 2005, J. T. Battenberg III, Delphi Corporation’s (“Delphi”) Chairman and Chief Executive Officer, will be speaking at a Morgan Stanley conference and expects to make the following remarks regarding a non-binding letter of intent announced with Johnson Controls Inc. (“JCI”) today.

Delphi Corporation has signed a non-binding letter of intent with Johnson Controls Inc. to sell our global lead-acid battery business. The transaction is subject to negotiation of definitive agreements, due diligence, completion of information and consultation procedures with the Works Councils in Europe, final negotiations with the UAW and IUE, and necessary corporate and regulatory approvals, as well as certain other closing conditions.

We are continuing to refine our product portfolio and the sale of this business frees up much needed resources, helping us focus on our growing product lines for both original equipment and independent aftermarket customers. Delphi plans to grow its portfolio in the independent aftermarket, focusing on growth in vehicle electronics, diesel and gas engine management, underhood and chassis parts. Delphi’s portfolio will not include automotive batteries.

Delphi has already consolidated the production of its Anaheim and Olathe battery operations into our two remaining battery operations at New Brunswick, New Jersey and Fitzgerald, Georgia. The ultimate disposition of Delphi’s two remaining U.S. facilities will be determined based upon final negotiations with the UAW and IUE, and conclusion of the definitive acquisition agreement with JCI. At this time, we are informing employees of the signed letter of intent and explaining the possibility of a transfer to the buyer, which could involve the transfer of some employees.

Approximately 3,100 employees work in the battery manufacturing business, with 1,900 (or 60 percent) of the employees working outside the U.S. and the remaining 40 percent within the U.S. In addition, approximately 1,000 employees work in three joint ventures associated with the business outside the U.S.

All statements contained or incorporated in this filing which address operating performance, events or developments that we expect or anticipate may occur in the future (including statements relating to future sales, cash flow or earnings expectations, savings expected as a result of our global restructurings or other initiatives, portfolio restructuring plans, volume growth, awarded sales contracts and customer diversification or statements expressing general optimism about future operating results) are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are made on the basis of management’s current views and assumptions with respect to future events. Important factors, risks and uncertainties which may cause actual results to differ from those expressed in our forward-looking statements are discussed in detail in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the year ended December 31, 2003 and our disclosures filed regarding the status of the ongoing internal investigation being conducted by the audit committee of the Company’s board of directors. In particular, the achievement of projected levels of revenue, earnings, cash flow and debt levels will depend on our ability to execute our portfolio and global restructuring plans in a manner which satisfactorily addresses any resultant antitrust or labor issues and customer concerns, any contingent liabilities related to divestitures or integration costs associated with acquisitions, and other matters; our continued ability to diversify our customer base and still maintain existing GM business; the continued protection and exploitation of our intellectual property to develop new products and enter new markets; and our ability to capture expected benefits of our cost reduction initiatives so as to maintain flexibility to respond to adverse and cyclical changes in general economic conditions and in the automotive industry in each market we operate, including customer cost reduction initiatives, potential increases in warranty and raw material costs, pension contributions, healthcare costs, disruptions in the labor, commodities or transportation markets caused by terrorism or war and other changes in the political and regulatory environments where we do business. Delphi does not intend or assume any obligation to update any of these forward-looking statements.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELPHI CORPORATION (Registrant)
Date: March 22, 2005
	By:	/s/ JOHN D. SHEEHAN
(John D. Sheehan, Acting Chief Financial Officer,
Chief Accounting Officer and Controller)

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